   As filed with the Securities and Exchange Commission on November 18, 1997
                                                            File No. 333-40247
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                AMENDMENT NO. 1
                                      To
                                   Form S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                               ARIEL CORPORATION

           Delaware                                    3571                        13-3137699
(State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)              Classification Code Number)        Identification No.)

                                2540 Route 130
                              Cranbury, NJ 08512
                                (609) 860-2900
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                            Mr. Anthony M. Agnello
                               Ariel Corporation
                                2540 Route 130
                              Cranbury, NJ 08512
                                (609) 860-2900
           (Name, address and telephone number of agent for service)


                                  Copies to:


                             Harold W. Paul, Esq.
                              Berger & Paul, LLP
                               630 Third Avenue
                           New York, New York 10017
                                (212) 661-2727
                              Fax (212) 661-7060


                        CALCULATION OF REGISTRATION FEE



                                                   Proposed            Proposed
                                                   Maximum             Maximum          Amount of
    Title of each class of       Amount being    Offering Price       Aggregate        Registration
 securities to be registered      Registered       Per Share       Offering Price(1)        Fee
-----------------------------------------------------------------------------------------------------
 Common Stock, $.00l par value
 per share  ..................     125,000(1)       $2.72             $  340,000         $103.02
-----------------------------------------------------------------------------------------------------
                                   125,000(2)       $7.50             $  937,500         $284.06
-----------------------------------------------------------------------------------------------------
 Total   .....................     250,000                            $1,277,500         $387.08
-----------------------------------------------------------------------------------------------------

(1) Issuable upon exercise of outstanding Common Stock Purchase Warrants at $2.72 per share.

(2) Issuable upon exercise of outstanding Common Stock Purchase Warrants at $7.50 per share.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

===============================================================================

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-1 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, New Jersey on November 14, 1997.



                                        Ariel Corporation



                                        By: /s/ Anthony M. Agnello
                                          -------------------------------------
                                           Anthony M. Agnello,
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Anthony M. Agnello         Chief Executive Officer and Chairman       November 14, 1997
-------------------------      of the Board
    Anthony M. Agnello


/s/ Gerard E. Dorsey           Principal Accounting Officer and Chief     November 14, 1997
-------------------------      Financial Officer
     Gerard E. Dorsey

/s/ Harold W. Paul             Acting Secretary and Director              November 14, 1997
 -------------------------
    Harold W. Paul

/s/ Jeffrey M. Sasmor          Director                                   November 14, 1997
-------------------------
     Jeffrey M. Sasmor

/s/ Robert J. Ranalli          Director                                   November 14, 1997
 -------------------------
    Robert J. Ranalli

/s/ Edward D. Horowitz         Director                                   November 14, 1997
-------------------------
    Edward D. Horowitz

/s/ Etienne A. Perold          Director                                   November 14, 1997
-------------------------
    Etienne A. Perold

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